Exhibit 10.5
CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT
This Confidential Separation and Release Agreement (the “Agreement”) is made and entered into by and among Derick Apt (“Employee”), PACS Group, Inc. (“PubCo”) and Providence Administrative Consulting Services, Inc. (together with PubCo, the “Company”). This Agreement shall be effective on the date on which Employee executes this Agreement (the “Effective Date”). The purpose of this Agreement is to settle and resolve any and all disputes and controversies of any nature existing between Employee and the Company, including, but not limited to, any claims arising out of Employee’s employment with, and separation from, the Company.
1.Separation of Employment.
(a)Separation Date. Employee’s last day of employment with the Company shall be September 16, 2025 or such earlier date on which Employee’s employment terminates for any reason (the “Separation Date”).
(b)Resignation; Transition Period. On the Effective Date, Employee will resign from any and all titles, positions, or directorships Employee may hold with the Company (and any of its affiliates and subsidiaries), including, without limitation, Employee’s position as Chief Financial Officer, other than his continuing position as a non-executive employee of the Company pursuant to the terms of this Agreement. Employee shall execute any additional documentation necessary to effectuate such resignations. During the period commencing on the date on which he signs this Agreement and ending on the Separation Date, Employee shall serve as a non-executive employee of the Company and shall use his reasonable best efforts to facilitate the successful transition of his responsibilities to the individual who succeeds him as Chief Financial Officer. For the avoidance of doubt, effective as of the Separation Date, Employee shall automatically be deemed to have resigned or been removed from all positions he holds, including without limitation as an officer, employee or director of the Company or any affiliate thereof.
(c)Termination of Employment. Effective as of the Separation Date, Employee’s employment with the Company and all of its affiliates and subsidiaries shall terminate and Employee shall cease to be an employee of all of the foregoing.
(d)Return of Company Property. Employee represents and warrants that Employee shall, prior to the Separation Date, return to the Company any and all property and equipment of the Company, including (i) all keys, files, lists, books and records (and copies thereof) of, or in connection with, the Company’s business, equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers, together with any passwords to those devices), access or credit cards, Company identification, and all other property belonging to the Company in Employee’s possession or control, and (ii) all documents and copies, including hard and electronic copies, of documents in Employee’s possession relating to any Confidential Information (as defined below), including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs, and that Employee has not made or retained, and shall not make or retain, any copy or extract of any of the foregoing; provided, however, that Employee may retain Employee’s telephone and address book and copies of Employee’s own personnel, payroll and benefit documents (provided that such documents do not contain any Confidential Information and that the Company has the prior opportunity to review, redact and/or retain any such documents containing Confidential Information).

2.    Accrued Obligations. Upon the Separation Date, the Company will pay to Employee (i) all accrued salary and all accrued, unused vacation / paid time off through the Separation Date, and (ii) any unreimbursed business expenses incurred by Employee, in accordance with Company policy, prior to the Separation Date (collectively, the “Accrued Obligations”). The parties acknowledge and agree that Employee’s aggregate accrued, unused vacation / paid time off through the Separation Date is $20,176.92. In addition, Employee shall be entitled to receive his earned bonus payments as of the Separation Date under the Executive Bonus Program (the “Executive Bonus”), the estimated payments of which are set forth on Exhibit A attached hereto and will be paid to Employee as and when such bonuses are paid to the Company’s executive officers generally. Notwithstanding Employee’s termination of employment on the Separation Date or anything contained in this Agreement, Employee acknowledges that the Executive Bonus shall continue to be subject to the terms and conditions of the Clawback Policy, as set forth (and as defined) in Section 14.
3.Separation Benefits.
(a)    Subject to Section 4 below, in consideration of, subject to and conditioned upon (i) Employee’s timely execution of the release of claims attached hereto as Exhibit B (the “Release”) on or within 21 days after the Separation Date (the “Release Deadline”), but in no event prior to the Separation Date, and Employee’s non-revocation of the Release in accordance with its terms, and (ii) Employee’s continued compliance with the Restrictive Covenants (as defined below), subject to the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), the Company agrees to provide Employee with the following separation benefits (the “Separation Benefits”):
(i)Accelerated Vesting of RSUs. Employee was previously granted restricted stock units of PubCo (the “RSUs”) pursuant to that certain Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement, dated April 11, 2024 (the “RSU Agreement”). Upon the Separation Date, a portion of Employee’s RSUs shall accelerate and vest such that an aggregate of 607,648 RSUs shall be vested and an aggregate of 706,182 RSUs shall be unvested effective as of the Separation Date. Employee’s unvested RSUs as of the Separation Date will immediately and automatically be cancelled and forfeited.
(ii)Waiver of Non-Compete. Employee acknowledges that he is subject to certain restrictive covenants pursuant to Exhibit B to the RSU Agreement (the “Restrictive Covenants”). The Company hereby waives the post-termination non-competition restrictive covenant set forth in Section 4 of the Exhibit B to the RSU Agreement, such that the non-competition restrictive covenant contained therein shall only apply during Employee’s term of employment with the Company and its subsidiaries and affiliates (such waiver, the “Non-Compete Waiver”). Except as modified by this Section 3(a)(ii), all other terms and conditions of the Restrictive Covenants shall remain in full force and effect.
(b)    Exclusive Separation Benefits. The Separation Benefits set forth in Section 3(a) shall be the exclusive separation benefit to which Employee is entitled, unless Employee has breached the provisions of this Agreement, in which case Section 12 shall apply. For clarity, Employee hereby acknowledges and agrees that (i) he is not, and shall not be, entitled to any severance payments or benefits under PubCo’s Executive Severance Plan (the “Severance Plan”) or any accelerated vesting of his outstanding restricted stock units granted to him under PubCo’s 2024 Incentive Award Plan and pursuant to the RSU Agreement, other than as provided in Section 3(a)(i) above, and (ii) on the Separation Date, Employee shall forfeit all PubCo restricted stock units held by him that are unvested as of the date of the Separation Date (after giving effect to the accelerated vesting set forth in Section

3(a)(i)). If Employee does not execute the Release on or prior to the Release Deadline, or if he revokes the Release after executing it as specified therein, the Non-Compete Waiver shall have no force or effect, the Restrictive Covenants shall remain as set forth pursuant to Exhibit B to the RSU Agreement, and all of Employee’s remaining RSUs held by him that are unvested as of the date of the Separation Date (without giving effect to the accelerated vesting set forth in Section 3(a)(i)) shall be cancelled and forfeited with retroactive effect as of the Separation Date.
4.    Withholdings and Other Deductions. All compensation payable to Employee hereunder shall be subject to such withholdings and deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.
5.    Warranty. Employee acknowledges that the Separation Benefits under Section 3(a) of this Agreement constitute additional compensation to which Employee would not be entitled except for Employee’s decision to sign this Agreement and to abide by the terms of this Agreement. Employee acknowledges that, upon receipt of the Accrued Obligations, Employee has (i) received all monies and other benefits due to Employee as a result of his employment with and separation from the Company, other than the Separation Benefits and the Executive Bonus, and (ii) no right, title, or interest in or entitlement to any other payments or benefits other than as set forth in this Agreement. Employee further represents that Employee has not sustained a work-related injury or illness which Employee has not previously reported to the Company.
6.    Other Protections. Notwithstanding anything in this Agreement or the Release to the contrary, nothing contained in this Agreement or the Release shall prohibit Employee from (i) filing a charge with, reporting possible violations of federal or state law or regulation to, participating in any investigation by, or cooperating with any governmental agency or regulatory entity (including self-regulatory) or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Employee’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), Employee acknowledges that (1) Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (2) if Employee files a lawsuit for retaliation by the Releasees (as defined in the Release) for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Further, nothing in this Agreement (including in the Restrictive Covenant) prevents Employee from (A) exercising any rights Employee may have under Section 7 of the U.S. National Labor Relations Act (the “NLRA”), such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (B) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.

7.Confirmation of Continuing Obligations. Employee hereby expressly reaffirms the Restrictive Covenants under Exhibit B to the RSU Agreement (as modified by Section 3(a)(ii) hereof), which exhibit is hereby incorporated by reference, and agrees that such Restrictive Covenants (as modified by Section 3(a)(ii) hereof) shall survive the Separation Date and any termination of Employee’s services to the Company. The Company shall be entitled to cease all Separation Benefits to Employee in the event of Employee’s non-compliance with this Section 7.
8.Cooperation. Subject to Section 6, Employee agrees to cooperate with the Company and/or its subsidiaries and affiliates concerning reasonable requests for information: (a) about the business of the Company or its subsidiaries or affiliates during Employee’s employment by the Company; (b) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company and/or its subsidiaries or affiliates which relate to events or occurrences during Employee’s employment by the Company; and (c) in connection with any criminal or civil action, prosecution, investigation, or review by any federal, state or local regulatory, quasi- or self-regulatory or self-governing authority or organization as any such investigation or review relates to events or occurrences during Employee’s employment by the Company. Employee’s cooperation shall include, but not be limited to, being available to meet and speak with officers or employees of the Company and/or its subsidiaries or affiliates and/or their counsel at reasonable times and locations, executing accurate and truthful documents, appearing at the Company’s request as a witness at depositions, trials or other proceedings without the necessity of a subpoena, and taking such other actions as may reasonably be requested by the Company and/or its counsel to effectuate the foregoing. In requesting such services, the Company will consider other commitments that Employee may have at the time of the request. The Company shall reimburse Employee for any reasonable expenses actually incurred and pre-approved by the Company in connection with cooperation pursuant to this Section 8. If cooperation pursuant to this Section 8 requires more than 20 hours of Employee’s time in any month, the Company shall pay Employee on an hourly basis for such excess time at a rate equal to Employee’s final hourly rate while employed by the Company. If employee was salaried, the rate will be determined by dividing the final annual base salary rate by 2080. Nothing in this Agreement is intended to or shall preclude Employee from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If Employee is required to provide testimony, subject to Section 6, Employee shall notify the Company in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten (10) days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process. Notwithstanding the foregoing, Employee is not required to provide such notice if any law enforcement, regulatory or self-regulatory organization requests or directs Employee not to provide notice.
9.Arbitration.
(a)Employee and the Company agree that any dispute, controversy or claim, however significant, arising out of or in any way relating to Employee’s employment with or termination of employment from the Company, including without limitation any dispute, controversy or claim arising out of or in any way relating to any provision of this Agreement (including the validity, scope and enforceability of this arbitration clause), to the fullest extent authorized by applicable law, shall be submitted to final and binding arbitration before a single neutral arbitrator in accordance with the rules of JAMS pursuant to its Employment Arbitration Rules and Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/, and the Company will provide a copy upon Employee’s request, as the exclusive remedy for resolving any and all such disputes.

(b)The tribunal will consist of a sole neutral arbitrator selected by mutual agreement of the parties (or, absent such mutual agreement, in accordance with the rules of JAMS) and the place of arbitration will be in Blaine County, Idaho. Each party shall be entitled to all types of remedies and relief otherwise available in court (subject to the limitations set forth herein). The parties agree that any arbitration pursuant to this Agreement shall be brought on an individual, rather than class, collective, or representative basis, and waive the right to pursue any claim subject to arbitration on a class, collective, or representative basis.

(c)The parties to this Agreement hereby expressly and irrevocably submit themselves to the personal jurisdiction of the District Court of the State of Idaho (the “District Court”) for the purpose of compelling arbitration pursuant to this Agreement and for the purpose of any judicial proceedings seeking to confirm, modify or vacate any arbitration award.

(d)To the extent required by applicable law, the fees of the arbitrator and all other costs that are unique to arbitration shall be paid by the Company initially, but if Employee initiates a claim subject to arbitration, Employee shall pay any filing fee up to the amount that Employee would be required to pay if Employee initiated such claim in the District Court. Each party shall be solely responsible for paying its own further costs for the arbitration, including, but not limited to, its own attorneys’ fees and/or its own witnesses’ fees. The arbitrator may award fees and costs (including attorneys’ fees) to the prevailing party where authorized by applicable law.

(e)WAIVER OF TRIAL BY JURY OR COURT. EMPLOYEE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.

(f)WAIVER OF OTHER RIGHTS. EMPLOYEE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

(g)The parties acknowledge that they are entering into this arbitration provision voluntarily, and are represented by counsel. If any part of this arbitration provision is deemed unenforceable, it is entirely severable from the rest and shall not affect or limit the validity or enforceability of the remainder of the provision, or the Agreement.

10.Code Section 409A.
(a)    To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (collectively, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, however, that this Section 10 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions. In no event shall the Company, its affiliates or any of their respective officers, directors or advisors be liable for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law.
(b)    Any right under this Agreement to a series of installment payments shall be treated as a right to a series of separate payments. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits shall be paid to Employee during the six-month period following Employee’s “separation from service” with the Company (within the meaning of Section 409A) if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of Employee’s death), the Company shall pay Employee a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Employee during such period (without interest).
(c)    To the extent any reimbursements or in-kind benefits due to Employee under this Agreement constitute “deferred compensation” to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, any such reimbursements or in-kind benefits shall be paid or reimbursed reasonably promptly, but in no event later than December 31st of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and Employee’s right to such payments or reimbursements of any such expenses shall not be subject to liquidation or exchange for any other benefit.
11.Confidentiality of Separation Agreement. Employee has agreed that, except as may be required by law and the applicable rules of any stock exchange or quotation system on which PubCo’s shares are listed or quoted, neither Employee nor any member of Employee’s family, nor anyone employed by Employee or under Employee’s authority or control, shall disclose to any individual or entity the terms of this Agreement or the circumstances of Employee’s separation from the Company; provided, however, that the foregoing shall not prohibit Employee from (i) disclosing the terms and conditions of this Agreement to Employee’s attorneys, tax advisors, accountants and/or immediate family members (collectively, “Employee’s Confidants”), on a need to know basis only, provided that Employee informs Employee’s Confidants of this Section 11 and they agree to keep any such disclosed information strictly confidential, or (ii) disclosing any information to the extent that such a prohibition violates the NLRA or other applicable law.
12.Breach. In the event Employee breaches any of Section 7, or any disclosure is made in violation of Section 11, any outstanding obligations of the Company hereunder shall immediately terminate, and the Company’s covenants hereunder shall be deemed null and void in their entirety. Employee understands and agrees that Section 11 is a material provision of this Agreement and that any breach of Section 11 by Employee or Employee’s Confidants shall be a material breach of this Agreement.

13.Indemnification. The parties acknowledge and agree that certain Indemnification Agreement, dated April 15, 2024, by and between Employee and PubCo (the “Indemnification Agreement”) remains in force and effect pursuant to its terms.
14.Clawback Policy. Notwithstanding anything in this Agreement or any other agreement between Employee and the Company, Employee agrees that he remains subject to, and any compensation paid to Employee under this Agreement or otherwise, including, without limitation, the Executive Bonus, will be subject to any clawback or recoupment policy adopted by the Company (including solely by PubCo) from time to time that is, by its terms, applicable to Employee, including the PubCo’s Policy for Recovery of Erroneously Awarded Compensation adopted by the Company (the “Clawback Policy”), as may be amended from time to time.
15.Governing Law. This Agreement shall be construed under the laws of the State of Utah, both procedural and substantive.
16.Waiver. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any party to enforce this Agreement.
17.Headings. The headings in this Agreement are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Agreement.
18.Severability. If any sentence, phrase, section, subsection or portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Agreement, which shall remain fully valid and enforceable.
19.Assignment. This Agreement is personal to Employee and shall not be assignable by Employee. The rights of the Company under this Agreement may be assigned by the Company, in its sole discretion, including to any of its affiliates or any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. This Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns.
20.Ambiguities. Both parties have participated in the negotiation of this Agreement and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.
21.Entire Agreement / Amendments. This Agreement, together with the Release, the RSU Agreement, including the Restrictive Covenants contained in Exhibit B to the RSU Agreement (as modified by Section 3(a)(ii) hereof), the Clawback Policy and the Indemnification Agreement, constitute the entire agreement between Employee and the Company concerning the subject matter hereof. No covenants, agreements, representations, or warranties of any kind, other than those set forth herein, have been made to any party hereto with respect to this Agreement. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement, including, but not limited to, the RSU Agreement (other than the Restrictive Covenants contained in Exhibit B therein (as modified by Section 3(a)(ii) hereof))), the Severance Plan participation notice between the Company and Employee, and the Indemnification Agreement. No amendments to this

Agreement will be valid unless written and signed by Employee and an authorized representative of the Company.
22.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
23.Consultation with Counsel. Employee acknowledges that (i) Employee has thoroughly read and considered all aspects of this Agreement, Employee understands all its provisions and Employee is voluntarily entering into this Agreement, (ii) Employee has been represented by, or had the opportunity to be represented by independent counsel of his/her own choice in connection with the negotiation and execution of this Agreement and has been advised to do so by the Company, and (iii) Employee has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on Employee’s own judgment. Without limiting the generality of the foregoing, Employee acknowledges that Employee has had the opportunity to consult with Employee’s own independent tax advisors with respect to the tax consequences to him of this Agreement, and that Employee is relying solely on the advice of Employee’s independent advisors for such purposes. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
24.Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by email or facsimile and also mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:
If to Employee:

At Employee’s last known address evidenced on the Company’s payroll records.

If to the Company:

c/o PACS Group, Inc.
262 N. University Avenue
Farmington, UT 84025
Attention: John Mitchell
email: john.mitchell@pacs.com

Copy to:

Latham & Watkins LLP
330 N Wabash Ave. #2800
Chicago, IL
Attention: Terra Reynolds
email: terra.reynolds@lw.com

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

(Signature page follows)

PLEASE READ CAREFULLY. EMPLOYEE AGREES TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND HEREBY.
If the above accurately reflects Employee’s understanding, please date and sign the enclosed copy of this Agreement in the places indicated below and return that copy by 5:00 p.m. Pacific Time on September 2, 2025 via email to john.mitchell@pacs.com for countersignature. The parties may alternatively execute and deliver this Agreement via DocuSign or similar electronic signature/delivery system as permitted by applicable law.

Dated: 9/2/25____________         /s/ Derick Apt
                    Derick Apt

Dated: September 2, 2025          /s/ Jason Murray
                    PACS Group, Inc.
Name: Jason Murray
                    Title: Chief Executive Officer

Dated: September 2, 2025          /s/ Jason Murray
                    Providence Administrative Consulting Services, Inc.
Name: Jason Murray
                    Title: Chief Executive Officer

EXHIBIT A

EXECUTIVE BONUS*

Estimated Net Bonus: $3,382,537.89*

* The amount above is an estimate and is inclusive of amounts previously deferred into (or that will be deferred into) the Nonqualified Deferred Compensation Plan for compensation earned with respect to the 2024 and 2025 fiscal years, and is subject to further adjustment pursuant to the Clawback Policy. The application of the Clawback Policy to (i) the net bonus and (ii) compensation deferred into the Nonqualified Deferred Compensation Plan for the 2024 and 2025 fiscal years, is, in each case, subject to compliance with Internal Revenue Code Section 409A.

EXHIBIT B
RELEASE OF CLAIMS
This Release of Claims (“Release”) is entered into as of September 2, 2025, by and among Derick Apt (“Employee”), PACS Group, Inc. (“PubCo”) and Providence Administrative Consulting Services, Inc. (together with PubCo, the “Company”).
WHEREAS, Employee and the Company are parties to that certain Confidential Separation and Release Agreement, dated September 2, 2025 (the “Separation Agreement”);
WHEREAS, the Employee and the Company agree that Employee is entitled to the Separation Benefits (as defined in Section 3(a) of the Separation Agreement), subject to Employee’s execution of this Release;
WHEREAS, the Company and Employee now wish to fully and finally resolve all matters between them; and
WHEREAS, capitalized terms used in this Release without definition shall have the meaning given to such terms in the Separation Agreement.
    NOW, THEREFORE, in consideration of, and subject to, the Separation Benefits payable to Employee pursuant to the Separation Agreement, the adequacy of which is hereby acknowledged by Employee, and which Employee acknowledges that Employee would not otherwise be entitled to receive, Employee and the Company hereby agree as follows:
1.Release of Known and Unknown Claims.
(a)    General Release. In exchange for the consideration set forth in this Release (including the payment to Employee of the Separation Benefits set forth in Section 3(a) of the Separation Agreement), and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employee does hereby release and forever discharge the “Releasees” hereunder, consisting of the Company (including PubCo) and each of its parents, subsidiaries, affiliates, successors, partners, associates, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Employee now has or may hereafter have against the Releasees, or any of them, by reasons of any matter, cause, or thing whatsoever from the beginning of time to the date hereof which arise from or are related to Employee’s employment or service (or termination thereof) with the Company. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of Employee by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of Employee; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Idaho Claims for Wages Act, the Idaho Human Rights Act, the Utah Antidiscrimination Act, the Employment Relations and Collective Bargaining Act,

the Utah Right to Work Act, the Utah Drug and Alcohol Testing Act, the Utah Minimum Wage Act, the Utah Protection of Activities in Private Vehicles Act, the Utah Employment Selection Procedures Act, the Utah Occupational Safety and Health Act, and the Utah Internet Employment Privacy Act, and any federal, state or local laws of similar effect.

(b)    Claims Not Released. Notwithstanding the foregoing, this Release shall not operate to release any Claims or rights which Employee may have (i) to payments or benefits under this Release, the Separation Agreement, or the RSU Agreement, (ii) to any vested and unpaid benefits under any employee benefit plan, including but not limited to any vested and undistributed deferred compensation, (iii) to vested equity compensation awards that remain unpaid or unsettled, (iv) to any Claims, including claims for indemnification and/or advancement of expenses arising under the Indemnification Agreement (as amended by the Agreement) or under the bylaws, certificate of incorporation or other similar governing document of the Company, (vii) to any claim or right under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) or under the Fair Labor Standards Act, (viii) to any claim or right for unemployment insurance or workers’ compensation benefits, (ix) any claim that cannot be waived as a matter of law or (x) with respect to Employee’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator (collectively, the “Unreleased Claims”).

EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

EMPLOYEE, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE/SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(c)     Older Worker’s Benefit Protection Act. Employee agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims Employee has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the Age Discrimination in Employment Act. In accordance with the Older Worker’s Benefit Protection Act, Employee is hereby advised as follows:
    IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(i)    TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(ii)    EMPLOYEE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT, AND IF EMPLOYEE SIGNS THIS RELEASE BEFORE THE

EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, EMPLOYEE KNOWINGLY AND VOLUNTARILY WAIVES THE BALANCE OF THAT PERIOD;
(iii)    BY ENTERING INTO THIS RELEASE, EMPLOYEE DOES NOT WAIVE ANY CLAIMS THAT MAY ARISE AFTER THE DATE OF EMPLOYEE EXECUTION OF THIS RELEASE, INCLUDING WITHOUT LIMITATION ANY RIGHTS OR CLAIMS THAT EMPLOYEE MAY HAVE TO SECURE ENFORCEMENT OF THE TERMS AND CONDITIONS OF THIS RELEASE; AND
(iv)    EMPLOYEE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
If Employee wishes to revoke this Release, Employee shall deliver written notice stating his intent to revoke this Release via email to John Mitchell, Chief Legal Officer, at John.Mitchell@pacs.com, with a copy to Terra.Reynolds@lw.com, on or before 5:00 p.m. Pacific Time on the seventh day after the date on which Employee signs this Release.

(d)    Representations. Employee represents and warrants that there has been no assignment or other transfer of any interest in any Claim (other than Unreleased Claims) which Employee may have against Releasees, or any of them, and Employee agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against Employee under this indemnity.

(e)    No Actions. Employee represents and warrants to the Company that Employee has no pending actions, Claims or charges of any kind. Employee agrees that if Employee hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then Employee agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

(f)    No Admission. Employee further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them.
(g)    Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit Employee from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Employee’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), Employee acknowledges that (1) Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (2) if Employee files a lawsuit for retaliation by the Releasees for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Further, nothing in this Release (including in the Restrictive Covenant) prevents Employee from (A) exercising any rights Employee may have under Section 7 of the NLRA, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (B) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
2.Arbitration. To aid in the rapid and economical resolution of any disputes that may arise from this Release and the terms of it, Employee and the Company agree that any and all disputes, claims or demands in any way arising out of or relating to the terms of this Release, Company equity held by Employee, or the termination of Employee’s employment or service relationship with the Company, shall be resolved in accordance with Section 9 of the Separation Agreement
3.Confidentiality of the Release. Employee has agreed that, except as may be required by law and the applicable rules of any stock exchange or quotation system on which the PubCo’s shares are listed or quoted, neither Employee nor any member of Employee’s family, nor anyone employed by Employee or under Employee’s authority or control, shall disclose to any individual or entity the terms of this Release or the circumstances of Employee’s separation from the Company; provided, however, that the foregoing shall not prohibit Employee from (i) disclosing the terms and conditions of this Release to Employee’s attorneys, tax advisors, accountants and/or immediate family members (collectively, “Employee’s Confidants”), on a need to know basis only, provided that Employee informs Employee’s Confidants of this Section 3 and they agree to keep any such disclosed information strictly confidential, or (ii) disclosing any information to the extent that such a prohibition violates the NLRA or other applicable law.
4.Governing Law. This Release shall be construed under the laws of the State of Utah, both procedural and substantive.
5.Headings. The headings in this Release are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Release.
6.Severability. If any sentence, phrase, section, subsection or portion of this Release is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Release, which shall remain fully valid and enforceable.
7.Assignment. This Release is personal to Employee and shall not be assignable by Employee. The rights of the Company under this Release may be assigned by the Company, in its sole discretion, including to any of its affiliates or any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. This Release shall inure to the benefit of, and be binding on, the Company and its successors and assigns.
8.Ambiguities. Both parties have participated in the negotiation of this Release and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Release. In the event that any language of this Release is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.
9.Counterparts. This Release may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Release.
10.Consultation with Counsel. Employee acknowledges that (i) Employee has thoroughly read and considered all aspects of this Release, Employee understands all its provisions and Employee is voluntarily entering into this Release, (ii) Employee has been represented by, or had the opportunity to be represented by independent counsel of his own choice in connection with the negotiation and execution of this Release and has been advised to do so by the Company, and (iii) Employee has read and understands the Release, is fully aware of its legal effect, and has entered into it freely based on Employee’s own judgment. Without limiting the generality of the foregoing, Employee acknowledges that Employee has had the opportunity to consult with Employee’s own independent tax advisors with respect to the tax consequences to him of this Release, and that Employee is relying solely on the advice of Employee’s independent advisors for such purposes. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release.
(Signature page follows)

PLEASE READ CAREFULLY. THIS RELEASE CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. EMPLOYEE AGREES TO THE TERMS OF THIS RELEASE AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND HEREBY.
If the above accurately reflects Employee’s understanding, please date and sign the enclosed copy of this Agreement in the places indicated below and return that copy to John Mitchell, Chief Legal Officer, at John.Mitchell@pacs.com, with a copy to Terra.Reynolds@lw.com, by 5:00 p.m. Pacific Time by the deadline set forth herein.

Dated: 9/2/25          /s/ Derick Apt
                    Derick Apt

Dated: September 2, 2025          /s/ Jason Murray
                    PACS Group, Inc.
Name: Jason Murray
                    Title: Chief Executive Officer

Dated: September 2, 2025          /s/ Jason Murray
                    Providence Administrative Consulting Services, Inc.
Name: Jason Murray
                    Title: Chief Executive Officer